As filed with the Securities and Exchange Commission on [            ], 2014.

Registration No. [333]-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AOL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-4268793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

770 Broadway

New York, NY 10003

Telephone: (212) 652-6400

(Address, with zip code, of Principal Executive Offices)

AOL Inc. 2010 Stock Incentive Plan

(Full title of the plan)

Julie M. Jacobs

General Counsel

22000 AOL Way

Dulles, VA 20166

(703) 265-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean C. Feller

GIBSON, DUNN &

CRUTCHER LLP

2029 Century Park East

Los Angeles, CA 90067

(310) 551-8746

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
AOL Inc. Common Stock, $0.01 par value per share	10,420,602	$39.21	$408,591,804.42	$52,626.62

(1)	In addition to the number of shares of AOL Inc. (the “Company” or “Registrant”) common stock, par value $0.01 per share (“Common Stock”) stated above, this Registration Statement (the “Registration Statement”) covers an indeterminate number of options and other rights to acquire common stock, to be granted pursuant to the AOL Inc. 2010 Stock Incentive Plan, as amended and restated (the “Plan”). The amount of shares being registered were approved by the stockholders of the Company at its annual meeting of stockholders held on May 22, 2014.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of the Company Common Stock that become available under the Plan because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(3)	Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum offering price are based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 5, 2014.

INTRODUCTION

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register an additional 10,420,602 shares of Common Stock issuable pursuant to the Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 (No. 333-163603, No. 333-167032, No. 333-183358, and No. 333-185602, filed December 9, 2009, May 24, 2010, August 16, 2012, and December 21, 2012 respectively), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated therein by reference

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See exhibits listed under the Exhibit Index below.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of August, 2014.

AOL INC.

By:	/s/ Julie M. Jacobs
Julie M. Jacobs
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Julie M. Jacobs and Damien Atkins such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy M. Armstrong Timothy M. Armstrong	Chairman and Chief Executive Officer (Principal Executive Officer)	August 8, 2014

/s/ Eve B. Burton Eve B. Burton	Director	August 8, 2014

/s/ Richard L. Dalzell Richard L. Dalzell	Director	August 8, 2014

/s/ Alberto Ibargüen Alberto Ibargüen	Director	August 8, 2014

/s/ Hugh F. Johnston Hugh F. Johnston	Director	August 8, 2014

/s/ Dawn G. Lepore Dawn G. Lepore	Director	August 8, 2014

/s/ Patricia E. Mitchell Patricia E. Mitchell	Director	August 8, 2014

/s/ Fredric G. Reynolds Fredric G. Reynolds	Director	August 8, 2014

/s/ James R. Stengel James R. Stengel	Director	August 8, 2014

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Form	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 9, 2009		8-K	3.1	12/11/09

4.2	Amended and Restated By-laws of the Registrant		8-K	3.2	12/11/09

4.3	Specimen Common Stock Certificate of the Registrant		8-K	4.1	12/11/09

4.4	AOL Inc. 2010 Stock Incentive Plan, as amended and restated	X

5.1	Opinion of Gibson, Dunn & Crutcher LLP	X

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)	X

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included as part of signature page)	X